SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 8, 2004
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                             Commerce Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


    New Jersey                       1-12609                  22-2433468
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 (State or other jurisdiction      (Commission            (I.R.S. Employer
   of incorporation)               File Number)           Identification No.)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ              08034-5400
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    (Address of principal executive office)                       (Zip Code)


Registrant's telephone number, including area code  856-751-9000
                                                   -----------------------------


                                       N/A
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(Former name or former address, if changed since last report)
                                                             ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ___ Written communication pursuant to Rule 425 under the Securities Act
             (17 CFR 230.425)


            Soliciting material pursuant to Rule 14a-12 under the Exchange Act ___ (17 CFR 240.14a-12)


            Pre-commencement communications pursuant to Rule 14d-2(b) under the
         ___ Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the
         ___ Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01   OTHER EVENTS

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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   1.     Q.   The current First Call earnings per share ("E.P.S.") consensus projection for the fourth quarter of 2004 is $.87 and the current E.P.S. consensus projection for 2004 is $3.24. Do you expect to meet these consensus projections?

          A. Yes, we expect to meet or exceed the current consensus projections.

   2.     Q.   What has been your deposit growth through November?

          A. Total deposits have increased approximately $7.1 billion during 2004 and are up 35% year-over-year at November 30, 2004.


   3.     Q.   What is your loan growth through November?

          A.   At November 30, 2004, year-over-year loans are up 29%.



   4.     Q.   We have observed the announcements of many senior level hires recently. What is this all about?

          A. Our Company has doubled and re-doubled in size over the last four years. These actions merely reflect preparation for doubling again to $60 billion in assets. These new hires include the following:

                  Alexander Bono     -        Sr.VP/General Counsel
                  James Gertie       -        Sr.VP/Enterprise Risk Management
                  David Schlesinger  -        Sr.VP/Interest Risk Management
                  Michael Shepard    -        Sr.VP/Bank Secrecy/AML
                  Richard Cassin     -        Sr.VP/Real Estate Lender
                  Joseph Blair       -        CEO/Commerce Capital





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   5.     Q.   How are your branch expansion plans progressing?

          A. We continue to aggressively expand our branch network in the Metropolitan New York and Metropolitan Philadelphia markets.

               We expect to open 48 to 50 branches in 2004, which is consistent with our target of 17-18% growth in new branches annually. By year-end 2004, we expect to have 318 to 320 branches, and we plan to open 55 to 60 branches in 2005.

               We presently have +/- 120 new sites under Agreement.


   6.     Q.   At recent banking conference presentations, you have indicated
               that you may transfer additional securities from available for sale to held to maturity, partly influenced by recent accounting proposals. Have you reached a decision?

          A. Yes. During this quarter, we have transferred approximately $6 billion of securities classified as available for sale to the held to maturity classification. The aggregate market value of the securities transferred equaled their book value, with no effect on stockholders' equity, regulatory capital or results of operations.

               We believe this is a prudent decision based upon our liquidity and massive annual cash flow from deposit growth and bond and loan prepayments.

               Our  held  to  maturity   portfolio   plus  our  loan   portfolio
               represented approximately 70% of total deposits at November 30, 2004.

               At November 30, 2004, with the yield on the 10-year Treasury Note at 4.35%, the duration of our available for sale portfolio was
               2.7 years, with after-tax appreciation of approximately $17 million.



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   7.     Q.   Under what circumstances can you force conversion of your 5.95%
               Convertible Trust Preferred Securities?

          A. These securities are already convertible at the option of the holder and the shares are included in our share count for purposes of calculating diluted earnings per share.

               We may force conversion on or after March 11, 2005, provided various terms and conditions are met, primarily related to the market price of our common stock. From this point forward, the Company's common stock must trade at a price of $63.30 or higher for 20 trading days in a period of 30 consecutive trading days in order for the Company to force conversion.


   8.     Q.   What's the status of any regulatory inquiries?

          A. The SEC has previously said it is looking into pay to play in the Philadelphia municipal finance arena and we recently received a follow-up subpoena on that topic. We are cooperating. There is nothing new on the NASD routine exam.



   9.     Q.   How are your plans for your Washington, DC - Baltimore market expansion progressing?

          A. We expect to open 10 offices in the Metropolitan Washington, DC market in 2005. Important personnel hires and infrastructure investments are underway.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: December 8, 2004              COMMERCE BANCORP, INC.

                                     By:  /s/ DOUGLAS J. PAULS
                                          -------------------------
                                          Douglas J. Pauls
                                          Senior Vice President and Chief
                                          Financial Officer